Exhibit 5.1

Managing Counsel BP Legal	BP p.l.c. 1 St James’ Square London SW1Y 4PD United Kingdom

March 12, 2024

BP p.l.c.

1 St. James’s Square

London SW1Y 4PD, England

BP Capital Markets America Inc.

501 Westlake Boulevard,

Houston, Texas 77079

BP Capital Markets p.l.c.

Chertsey Road

Sunbury on Thames

Middlesex, TW16 7BP, England

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933, as amended (the “Act”), of guaranteed debt securities (the “Securities”) of BP Capital Markets America Inc., a Delaware corporation (“BP Capital America”), and BP Capital Markets p.l.c., an English company (“BP Capital U.K.”), and the related guarantees (the “Guarantees”) of the Securities by BP p.l.c., an English company (“BP”), pursuant to a Registration Statement on Form F-3 (the “Registration Statement”), as Managing Counsel—Treasury of BP, I have examined such corporate records, certificates and other documents and such questions of law as I have considered necessary or appropriate for the purposes of this opinion.

Upon the basis of such examination, I advise you that, in my opinion:

1.	each of BP and BP Capital U.K. is a public limited company duly incorporated and each are validly existing companies under the laws of England and Wales;

2.

the Indentures relating to the Securities of BP Capital America and BP Capital U.K. have been duly authorised, executed and delivered by BP and the Indenture relating to the Securities of BP Capital U.K. has been duly authorised, executed and delivered by BP Capital U.K.;

3.	when:
(a)	the Registration Statement has become effective under the Act,

(b)

the terms of the Securities and the Guarantees and of the issuance and sale of the Securities and the Guarantees have been duly established in conformity with the Indenture relating to such Securities so as not to violate any applicable law or result in a default under or breach of an agreement or instrument then binding upon BP Capital America, BP Capital U.K. or BP and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over BP Capital America, BP Capital U.K. or BP,

(c)	the Securities to be issued have been duly executed and authenticated in accordance with the Indenture relating thereto, and

(d)	the Securities and the Guarantees have been issued and sold as contemplated in the Registration Statement,

the Guarantees will constitute valid and legally binding obligations of BP, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

4.	when:
(a)	the Registration Statement has become effective under the Act,

(b)

the terms of the Securities of BP Capital U.K. and the Guarantees and of the issuance and sale of the Securities of BP Capital U.K. and the Guarantees have been duly established in conformity with the Indenture relating to such Securities so as not to violate any applicable law or result in a default under or breach of an agreement or instrument then binding on BP Capital U.K. or BP and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over BP Capital U.K. or BP,

(c)	the Securities of BP Capital U.K. to be issued have been duly executed and authenticated and the Guarantees have been duly executed in each case in accordance with the Indenture relating thereto, and

(d)	the Securities of BP Capital U.K. and the Guarantees have been issued and sold as contemplated in the Registration Statement,

the Securities of BP Capital U.K. will constitute valid and legally binding obligations of BP Capital U.K., subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

The foregoing opinion is limited to the laws of England in force on this date and I am expressing no opinion as to the effect of the laws of any other jurisdiction. I understand you are relying as to all matters governed by the laws of the state of New York upon the opinion dated the date hereof of Sullivan & Cromwell LLP, United States counsel to BP, which opinion is being delivered to you by such counsel.

I consent to the filing of this opinion as an exhibit to the Registration Statement relating to the Securities and the Guarantees and to the references to me under the caption “Validity of Securities” in the Prospectus included therein. In giving such consent I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act.

Yours faithfully,

/s/ Jo Norman

Jo Norman